Exhibit 99.1

Cherokee Global Brands Reports Third Quarter Fiscal 2017 Financial Results

•	GAAP revenues of $6.5 million
•	GAAP net loss of $0.9 million; Non-GAAP net income of $0.7 million
•	GAAP net loss $0.10 per diluted share; Non-GAAP net income $0.08 per diluted share
•	Acquisition of Hi-Tec Sports International closed on December 7, 2016
•	New Tony Hawk® license agreements with Walmart Argentina and Walmart Chile and a new license agreement with Fashion UK for C&A in continental Europe
•	LOI for master franchise agreement with The Product Group for Flip Flop Shops expansion into Australia & New Zealand

SHERMAN OAKS, CA (December 8, 2016) — Cherokee Global Brands (NASDAQ:CHKE), a global brand marketing platform that manages a growing portfolio of fashion and lifestyle brands, today reported financial results for the third quarter of fiscal 2017 ended October 29, 2016.

“Fiscal 2017 has been a productive year for Cherokee Global Brands,” stated Henry Stupp, chief executive officer. “We have made considerable progress against our strategic plan on a number of fronts including accelerating our global growth, managing the transition of the Cherokee brand in the U.S., and welcoming new, high-equity brands into our portfolio, such as the Hi-Tec and Magnum brands. Our ability to successfully navigate through today’s dynamic retail environment is a testament to the power of our 360-degree platform, our portfolio of diversified brands, and the strong partner relationships and exceptional leadership team that support our global aspirations.”

Mr. Stupp, continued, “We continue to make meaningful progress against our goals, including expanding the reach of the Cherokee brand in the U.S. and have set the stage for a multi-category launch in 2017. Retail distribution has been secured that will ensure Cherokee products will be available to consumers through leading regional, specialty, national and digital commerce retailers.  We are also building our global points of distribution through new Tony Hawk license agreements with Walmart Chile, Walmart Argentina and Fashion UK for C&A in continental Europe, each of which provides for multi-category expansion of the Tony Hawk brand. Finally, we’re pleased to confirm that we have entered into a LOI relating to a master franchise agreement for Flip Flop Shops that will mark the brand’s entrance into Australia and New Zealand through at least 30 new franchise locations.”

“We also plan to secure additional licensees for all brands including the newly acquired Hi-Tec and Magnum Brands for apparel, accessories, wearables and outdoor products,” added Mr. Stupp.  “We are confident about the future as we expand our global platform and build upon our strong consumer brand awareness.”

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Third Quarter and Nine Month Fiscal 2017 Financial Results

Revenues for the quarter were $6.5 million compared with $8.1 million in the prior-year period. This decrease is largely due to the expected decrease in North America revenues relating to the Cherokee Brand as the Company continues to transition away from Target and to its new wholesale licensees.  During the quarter, some of the decrease was offset by revenue increases globally, particularly in South America, India, the Middle East, South Africa and Asia as the demand for Cherokee-branded products continues to grow.

For the first nine months of fiscal 2017, revenues were $25.6 million compared with $26.8 million in the prior year period. Cherokee-brand royalties earned by Target during the nine-month period were $9.4 million, a decrease of $3.1 million over the same prior year period. With an annual minimum guarantee of $10.5 million, the Company expects to record the balance of $1.1 million during the fourth quarter of Fiscal 2017.

GAAP selling, general and administrative expenses were $7.7 million, compared to $5.6 million in the prior-year period. The increase in SG&A was primarily related to an increase in professional fees from legal and due diligence expenses associated with the Hi-Tec acquisition.  SG&A expenses for the nine-month period totaled $20.0 million, compared with $15.4 million in the prior year period.  Non-GAAP SG&A for the third quarter of fiscal 2017 was $5.3 million, or 81% of revenues, compared with $5.0 million, or 62% of revenues, in the prior year period.  Non-GAAP SG&A excludes the professional fees from legal and due diligence expenses associated with the Hi-Tec acquisition.

GAAP operating loss totaled $1.2 million, compared with GAAP operating income of $2.5 million in the prior-year period. GAAP operating income for the nine-month period totaled $5.6 million, or 22% of revenues, compared with $11.4 million, or 43% of revenues, in the prior year period. Non-GAAP operating income for the third quarter of fiscal 2017 was $1.2 million, or 19% of revenues, compared with $3.1 million, or 38% of revenues, in the prior year period.  Non-GAAP operating income excludes professional fees associated with legal and due diligence expenses tied to the Hi-Tec acquisition.

GAAP net loss totaled $0.9 million, or $0.10 per diluted share, compared to GAAP net income of $1.6 million, or $0.17 per diluted share, in the prior-year period. For the nine-month period, GAAP net income totaled $3.2 million, or $0.37 per diluted share. This compares to $7.0 million, or $0.79 per diluted share, in the prior-year period.

Non-GAAP net income totaled $0.7 million, or $0.08 per diluted share. This compares to $2.0 million, or $0.22 per diluted share, in the prior-year period. For the nine-month period, non-GAAP net income totaled $5.6 million, or $0.64 per diluted share. This compares to $7.6 million, or $0.85 per diluted share, in the prior-year period. Non-GAAP net income excludes professional fees from legal and due diligence expenses associated with the Hi-Tec acquisition.

At October 29, 2016, the Company had cash and cash equivalents of $7.5 million, compared to $6.5 million at January 30, 2016.  Net debt totaled $9.7 million and the Company’s leverage ratio was 1.9 Mr. Stupp, commented, “Following the close of the Hi-Tec transaction, Cherokee Global Brands will be more diversified across geographies, retailers, brands and product categories than ever before. We expect to achieve more balanced performance in Fiscal 2018 across our business with strong contributions from both our organic and acquired growth initiatives. Including Hi-Tec, over the last five years we will have grown from approximately 20 countries to over 110 and from 5,000 doors to over 12,000 while also expanding our digital commerce presence.”

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Hi-Tec Acquisition

Subsequent to quarter end, the Company announced that it has entered into a definitive agreement to acquire all issued and outstanding share capital of Hi-Tec Sports International Holdings B.V. (“Hi-Tec”), a global footwear company, for an aggregate cash purchase price of approximately $94.0 million on a cash-free debt-free basis, based on normalized working capital. Upon the close of the transaction on December 7, 2016, the Company sold substantially all of the operating assets related to Hi-Tec’s wholesale operations to new operating / licensing partners, with the proceeds funding a portion of the Hi-Tec acquisition purchase price. Net of these proceeds and other post-closing adjustments, the Company expects the value paid for the Hi-Tec intellectual property assets to be approximately $61.1 million.

The Company funded the purchase price of Hi-Tec through cash on hand, proceeds from the sale transactions, the prepayment of the first year of guaranteed minimum royalties under license agreements with certain operating partners and/or distributors of Hi-Tec, net proceeds of a public offering of the Company’s common stock, proceeds from a new credit facility with Cerberus, and proceeds from a receivables funding loan extended by one of the Company’s directors, each of which is described more fully in the Form 10-Q which will be filed later today.

Mr. Stupp, commented, “The Hi-Tec acquisition builds upon our track record of strategic acquisitions at a prudent multiple with reasonable leverage. Hi-Tec aligns with our focus on diversifying our brand portfolio and growing our global points of distribution. We look forward to working alongside Hi-Tec’s exceptional leadership and product development teams and our new operating partner licensees to ensure a seamless transition during the anticipated three to six-month integration period.”

Public Offering of Common Stock

On December 2, 2016, the Company closed its secondary public offering of 4,237,750 shares of its common stock, including shares issued upon exercise of the underwriter’s over-allotment option, at a public offering price of $9.50 per share for total net proceeds of approximately $38 million.

Fiscal 2017 Outlook

Cherokee Global Brands is providing guidance for the fiscal 2017 year ending January 28, 2017 as follows:

•	Revenues are anticipated to be approximately $32.0 million.
•	Adjusted EBITDA is anticipated to be approximately $12.5 million.
•	Adjusted EPS is anticipated to be approximately $0.76.

The fiscal 2017 guidance above does not include any potential impact of the Hi-Tec acquisition and it excludes the effects of any new shares issued in relation to the Hi-Tec acquisition and all transaction and integration costs.

Fiscal 2018 Outlook

Cherokee is providing guidance for the fiscal 2018 year ending February 3, 2018 as follows:

•	Revenues are anticipated to be in the range of $49.0 - $50.0 million.
•	Adjusted EBITDA is anticipated to be in the range of $19.0 - $20.0 million.

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The fiscal 2018 guidance above assumes the consummation and includes the expected impact of the Hi-Tec acquisition, however, it excludes any anticipated transaction or integration costs associated with the deal.

Cherokee expects Hi-Tec to contribute approximately $19 million of licensing revenue and $7 million in adjusted EBITDA during the first full fiscal year after the closing of the acquisition.

Conference Call

The Company will host a conference call today at 5:30 a.m. PT / 8:30 a.m. ET.  A slide presentation will accompany the prepared remarks and has been posted along with the webcast link on Cherokee Global Brands’ website.

To participate in the call, please dial (877) 407-0784 (U.S.) or (201) 689-8560 (international) ten minutes prior to the start time. The earnings call will also be broadcast live over the Internet and can be accessed on the Investor Relations section of the Company’s website at http://www.cherokeeglobalbrands.com.

For those unable to participate during the live broadcast, a replay will be available through Thursday, December 15, 2016 at 8:59 p.m. PT / 11:59 p.m. ET.  To access the replay, dial (844) 512-2921 (U.S.) or (412) 317-6671 (international) and use conference ID: 13649363.

About Cherokee Inc.

Cherokee is a global brand marketing platform that manages a growing portfolio of fashion and lifestyle brands including Cherokee®, Carole Little®, Tony Hawk® Signature Apparel and Hawk Brands®, Liz Lange®, Everyday California®, Sideout®, Hi-Tec®, Magnum®, 50 Peaks®, Interceptor® and Flip Flop Shops®, a leading franchise retail chain, across multiple consumer product categories and retail tiers around the world. The Company currently maintains license and franchise agreements with leading retailers and manufacturers that span over 110 countries in 12,000 retail locations and digital commerce. Its retail, franchise and e-commerce platform partnerships include: Target Stores (U.S.), Kohl's (U.S.), Sears Canada (Canada), Walmart (Canada), Argos & Sports Direct (UK and Ireland), Flip Flop Shops® (US, Canada, Caribbean, Middle East and South Africa), RT-Mart (Peoples Republic of China), Pick 'n Pay (South Africa), Falabella (Chile, Peru and Colombia), Arvind Mills (India), Shufersal LTD. (Israel), Comercial Mexicana (Mexico), Nishimatsuya (Japan), Landmark Group's Max Stores (certain Middle East and North Africa countries), Reliance Trends Stores (India), Ahold (Czech Republic) and the TJX Companies (U.S., Canada and Europe).

Safe Harbor Statement

This news release contains forward-looking statements regarding future events and the future performance of Cherokee. A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances and is based on currently available market, operating, financial and competitive information and assumptions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those expected or projected, including, among others, risks associated with the expected benefits of the Hi-Tec Acquisition, the sale of certain assets and liabilities of Hi-Tec and its subsidiaries to new operating partners, financing undertaken in connection with the Hi-Tec Acquisition, the ability of Cherokee to convert the Hi-Tec business to a branded licensing model, the effect of global economic conditions, the financial condition of the apparel and retail industry, adverse changes in licensee or consumer acceptance of products bearing the Company’s brands, the ability and/or commitment of the Company’s licensees to design, manufacture and market Cherokee®, Carole Little®, Tony Hawk® and Hawk Brands®, Liz Lange®, Everyday California® and Sideout® branded products, the Company’s dependence on a select group of licensees for most of the Company’s revenues and

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the Company’s dependence on its key management personnel.  The risks included here are not exhaustive. Other risks and uncertainties are described in our annual report on Form 10-K filed on April 14, 2016, its periodic reports on Forms 10-Q and 8-K, and subsequent filings with the SEC we make from time to time, including the preliminary prospectus supplement that we filed in connection with the offering described herein. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including non-GAAP SG&A, non-GAAP operating income, EBITDA and non-GAAP net income, may be considered non-GAAP financial measures. Cherokee believes this information is useful to investors because it provides a basis for measuring the company’s available capital resources, the operating performance of its business and its cash flow, excluding expenses relating to professional fees from legal and due diligence for actual and potential acquisitions and business development related to the identification and establishment of new brand licensees that would normally be included in the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles ("GAAP"). In addition, the company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the company’s operating performance, capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the company may not be comparable to similarly titled amounts reported by other companies. The non-GAAP measures are described above and, other than forward-looking Non-GAAP measures for which reconciliation is not reasonably practicable, are reconciled to the corresponding GAAP measure in the unaudited condensed consolidated financial statements portion of this release under the headings “Non-GAAP Financial Information Reconciliation.

Investor Contact:

Cherokee Global Brands

Jason Boling, CFO

818-908-9868

Addo Investor Relations

Patricia Nir

310-829-5400

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CHEROKEE INC.

CONSOLIDATED BALANCE SHEETS

Unaudited

(amounts in thousands, except share and per share amounts)

	October 29,	January 30,
	2016	2016
Assets
Current assets:
Cash and cash equivalents	$7,457	$6,534
Receivables	6,702	7,365
Income taxes receivable	896	707
Prepaid expenses and other current assets	492	425
Total current assets	15,547	15,031
Intangible assets, net	52,559	53,195
Deferred tax asset	933	1,136
Property and equipment, net	1,124	1,151
Other assets	34	35
Total assets	$70,197	$70,548
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and other accrued payables	$5,074	$2,195
Current portion of long term debt	8,514	8,456
Deferred revenue—current	285	479
Accrued compensation payable	450	891
Total current liabilities	14,323	12,021
Long term liabilities:
Long term debt	8,639	15,068
Other non-current	1,425	1,388
Total liabilities	24,387	28,477
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, $.02 par value, 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $.02 par value, 20,000,000 shares authorized, 8,713,534 shares issued and outstanding at October 29, 2016 and 8,720,012 issued and outstanding at January 30, 2016	174	174
Additional paid-in capital	29,070	27,822
Retained earnings	16,566	14,075
Total stockholders’ equity	45,810	42,071
Total liabilities and stockholders’ equity	$70,197	$70,548

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CHEROKEE INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(amounts in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	October 29,	October 31,	October 29,	October 31,
	2016	2015	2016	2015
Royalty revenues	$6,495	$8,098	$25,646	$26,810
Selling, general and administrative expenses	7,476	5,415	19,366	14,776
Amortization of intangible assets	229	212	683	633
Operating income (loss)	(1,210)	2,471	5,597	11,401
Other income (expense):
Interest expense	(152)	(169)	(514)	(509)
Interest income and other income (expense), net	—	46	78	45
Total other expense, net	(152)	(123)	(436)	(464)
Income (Loss) before income taxes	(1,362)	2,348	5,161	10,937
Income tax provision (benefit)	(489)	802	1,936	3,889
Net income (loss)	$(873)	$1,546	$3,225	$7,048
Net income (loss) per common share attributable to common stockholders:
Basic earnings (loss) per share	$(0.10)	$0.18	$0.37	$0.81
Diluted earnings (loss) per share	$(0.10)	$0.17	$0.37	$0.79
Weighted average common shares outstanding attributable to common stockholders:
Basic	8,713	8,713	8,719	8,659
Diluted	8,713	8,891	8,759	8,876

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GAAP TO NON-GAAP FINANCIAL METRICS

Unaudited

(amounts in thousands, except percentages and per share amounts)

	Three months ended				Nine months ended
	October 29,	% of	October 31,	% of	October 29,	% of	October 31,	% of
	2016	revenue	2015	revenue	2016	revenue	2015	revenue
GAAP Royalty revenues	$6,495		$8,098		$25,646		$26,810

Selling, general and administrative expenses:
GAAP Selling, general and administrative expenses	7,705	119%	5,627	69%	20,049	78%	15,409	57%
Professional fees*	2,448		619		3,813		802
Non-GAAP selling, general and administrative expenses	$5,257	81%	$5,008	62%	$16,236	63%	$14,607	54%
GAAP selling, general and administrative expenses as a percentage of revenue	119%		69%		78%		57%
Non-GAAP selling, general and administrative expenses as a percentage of revenue	81%		62%		63%		54%

Operating income:
GAAP Operating income	(1,210)	-19%	2,471	31%	5,597	22%	11,401	43%
Professional fees*	2,448		619		3,813		802
Non-GAAP Operating income	$1,238	19%	$3,090	38%	$9,410	37%	$12,203	46%
GAAP Operating income as a percentage of revenue	-19%		31%		22%		43%
Non-GAAP Operating income as a percentage of revenue	19%		38%		37%		46%

Net income:
GAAP Net income	(873)		1,546		3,225		7,048
Professional fees*	2,448		619		3,813		802
Tax	(879)		(212)		(1,430)		(285)
Non-GAAP Net income	$696		$1,953		$5,608		$7,565
GAAP Diluted earnings per share	$(0.10)		$0.17		$0.37		$0.79
Non-GAAP Diluted earnings per share	$0.08		$0.22		$0.64		$0.85

Weighted average diluted shares outstanding:	8,713		8,891		8,759		8,876

EBITDA:
GAAP Net Income	(873)		1,546		3,225		7,048
Interest and other expense	152		123		436		464
Tax	(489)		802		1,936		3,889
Depreciation and amortization	366		327		1,076		955
Adjusted EBITDA	(844)	-13%	2,798	35%	6,673	26%	12,356	46%
Professional fees*	2,448		619		3,813		802
Non-GAAP EBITDA	$1,604	25%	$3,417	42%	$10,486	41%	$13,158	49%
GAAP EBITDA as a percentage of revenue	-13%		35%		26%		46%
Non-GAAP EBITDA as a percentage of revenue	25%		42%		41%		49%

Effective Tax Rate:	35.9%		34.2%		37.5%		35.6%

*professional fees from legal and due diligence for the Hi-Tec Acquisition and its related transactions and business development related to the identification and establishment of new brand licensees

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